EXHIBIT 10.9

CONSULTING SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), entered into this 25th day of February, 2013, (the “Effective Date”), sets forth the arrangement between HIGHLAND VENTURES LLC (hereinafter referred to as “Consultant”), and GOLD AMERICAN MINING CORP., a Nevada corporation, with its principal place of business at 5320 South 900 East, Suite 260, Murray, Utah 84107 (hereinafter referred to as “Company”), with respect to compensation to which Consultant may become entitled under the terms and conditions set forth in this Agreement.

W I T N E S S E T H:

WHEREAS, the purpose of this Agreement is to confirm the engagement of Consultant by Company for purposes of providing services more fully described below.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.  Purpose; Services.  Consultant will undertake to provide services as more fully described in Schedule A (the “Services”).  Company desires to engage Consultant in connection with the Services.  In performing the Services, Consultant shall report to such person as may, from time to time, be designated by the Company’s chief executive officer.  Consultant shall not have any authority to execute contracts or make any commitments on behalf of the Company.  Consultant accepts the engagement provided in this Agreement and agrees to perform the Services in a professional manner, diligently, in good faith, in a manner consistent with the best interests of the Company.  Consultant shall not be required to devote his full time and attention to the Services. The Company recognizes that Consultant has other business activities to which he devotes a significant amount of his time.

Consultant shall preserve the confidentiality of confidential information designated as confidential by Company or that may assumed to be confidential.   Consultant understands that the Company is a publicly traded company trading on the OTCBB under the symbol SILA.  Consultant understands that it may come in possession of material non-public information.  Consultant agrees that it will protect such information and not buy or sell the Company’s securities when in possession of such information. Consultant represents that it is an accredited investor as that term is defined by Regulation D as promulgated under the Securities Act of 1933, as amended (the “Act”), and all compensation in the form of securities of the Company issued to Consultant under Section 2 of this Agreement shall be issued under Section 4(2) of the Act and shall contain the appropriate restrictive legend under the Act.

2.  Compensation.  For providing the Services, Company shall pay and/or issue to Consultant the fees set forth on Schedule B.

3.  Independent Contractor Relationship.  This Agreement is intended to create an independent contractor relationship between Consultant and Company.

(a)  No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b) Consultant Controls Time and Effort.  It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement.

(c) Independence from Company.  The parties further agree that Consultant shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates.  Consultant will not represent that it is an employee of Company. Consultant shall at all times represent himself and be construed as independent of Company.  Consultant shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes.  Consultant’s relationship to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company.  Consultant shall have no authority to bind Company or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of a Company officer, director or representative. All discussions and negotiations with any source for funding and/or financing shall be conducted by Company.

4. Confidential Information. Each party acknowledges that, pursuant to this Agreement, it may be given access to or may become acquainted with certain information, trade secrets or both, of the other party, including but not limited to, confidential information and trade secrets regarding computer programs, designs, skills, patents, pending patents, copyrights, procedures, methods, documentation, plans, drawings, schematics, facilities, customers, policies, marketing, pricing, customer lists and other information and know-how all relating to or useful to the disclosing party (collectively, the “Confidential Information") and the exclusive property of the disclosing party.

5. Nondisclosure of Confidential Information.  During the term of this Agreement and for a period of one year thereafter, each party shall only disclose the Confidential Information in connection with its performance pursuant to this Agreement, subject to the terms and conditions of this Agreement, and otherwise, the non-disclosing party shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information.  The Parties expressly agree that the Confidential Information affects the successful and effective conduct of the other party’s business and its good will, and that any breach of the terms of this Section by the non-disclosing party is a breach of this Agreement.  Consultant acknowledges that the Company files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Company’s shares of common stock are traded in the Over the Counter Bulletin Board.  Consultant agrees that it will not engage in any transaction in the Company’s securities if Consultant is in possession of material non-public information.

6. Exceptions to Nondisclosure.  Notwithstanding anything to the contrary contained in this Agreement, the non-disclosing party shall not be prohibited from disclosing to third parties, or using without the prior written consent of the disclosing party, information that (a) was, on the date of this Agreement, generally known to the public, (b) is as of the date of this Agreement known to the non-disclosing party, as evidenced by written records in the possession of non-disclosing party, (c) is subsequently disclosed to non-disclosing party by a third party who is in lawful possession of such information and is not under an obligation of confidence, (d) is disclosed by the disclosing party to third parties generally without restriction on use and disclosure, or (e) is required to be disclosed by law or a final order of a court or other governmental agency or authority of competent jurisdiction, provided, however, reasonable notice prior to any disclosure as required by applicable law or court process shall be given to the disclosing party which would allow Consultant sufficient time to attempt to obtain injunctive relief in respect to such disclosure.

7. Term, Termination of this Agreement and Return of Property. The Term of this Agreement shall be for a period of one (1) year (the “Term”); provided, however, the Company may terminate upon providing Consultant with five (5) days written notice.   Further, the Company may extend the Term for six (6) month intervals by providing the Consultant written notice of its intent to extend the Term prior to the expiration of the Term.

8.  Representations and Warranties.    The Consultant represents that the Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Consultant is able to bear the economic risk associated with providing the Services for the Shares.  The Consultant recognizes that (a) the Company remains a development stage business with limited operating history and requires substantial funds to continue as a business concern; (b) the Consultant may not be able to liquidate the Shares; and (c) the Consultant could sustain the complete loss of any value in the Shares.

The Consultant further understands that there is a limited public market for the Shares.  The Consultant understands that even if more significant public market develops for the Shares, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a six month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Consultant understands that the Shares have not been registered under the Securities Act and the Consultant hereby acknowledges that the Company is under no obligation to register any of Shares under the Securities Act or any state securities or “blue sky” laws.

9. Notice.  Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

10. Law and Jurisdiction.  The laws of the State of Utah apply to this Agreement, without deference to the principles of conflicts of law.  Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of Utah.

11. Severability.  If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

12. Waiver.  The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

13. Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

14. Entire Agreement.  This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

15. Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT.

GOLD AMERICAN MINING CORP.

By:	/s/ Michael Ahlin
Name: Michael Ahlin
Title: CEO

HIGHLAND VENTURES LLC

By:	/s/ Stan Lee Kimball
Name: Stan Lee Kimball
Title: Manager

Schedule A – Services

●	Assist the Company with the completion of its current projects.

Schedule B – Compensation

a.
Company shall reimburse Consultant his actual costs of travel, meals, and lodging to the extent reasonable and necessarily incurred by Consultant in rendering services hereunder, which have been pre-approved by the Company in writing. Consultant shall submit a statement for any month in which out of pocket expenses are incurred showing the reimbursable expenses (including receipts and other backup as applicable) payable with respect to services rendered during such month.  Company shall, in accordance with its accounting procedures, remit to Consultant the appropriate amount.

b.
The Company shall issue the Consultant 250,000 shares of common stock of the Company upon on the effective date of this Agreement.  The Consultant represents that he is an accredited investor as such term is defined under Regulation D promulgated under the Securities Act of 1933, as amended.